Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2020, relating to the financial statements of Sierra Oncology, Inc. appearing in the Annual Report on Form 10-K of Sierra Oncology, Inc. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Grand Rapids, MI

August 6, 2020